UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 21, 2023

JASPER THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39138	84-2984849
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Bridge Pkwy Suite #102
Redwood City, California 94065

(Address of Principal Executive Offices) (Zip Code)

(650) 549-1400

Registrant’s telephone number, including area code

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

(Title of each class)	(Trading Symbol)	(Name of exchange on which registered)
Voting Common Stock, par value $0.0001 per share	JSPR	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Voting Common Stock at an exercise price of $11.50	JSPRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 21, 2023, the Board of Directors (the “Board”) of Jasper Therapeutics, Inc. (the “Company”) appointed Herb Cross, age 51, as its Chief Financial Officer and Corporate Secretary. In this role, Mr. Cross is acting as the Company’s principal accounting officer and principal financial officer, effective upon the commencement of his employment with the Company, which was September 22, 2023.

Prior to joining the Company, Mr. Cross had served as the Chief Financial Officer of Atreca, Inc., a biotechnology company, since February 2019. From November 2017 to June 2018, he served as Chief Financial Officer of ARMO Biosciences, Inc., a biotechnology company. From February 2016 to November 2017, Mr. Cross served as Chief Financial Officer of Balance Therapeutics, Inc., a biotechnology company. From October 2013 to November 2015, he served as Chief Financial Officer of KaloBios Pharmaceuticals, Inc., a biotechnology company, and interim Chief Executive Officer from January 2015 to November 2015. In December 2015, KaloBios filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code. KaloBios emerged from Chapter 11 in July 2016. From November 2010 to June 2013, Mr. Cross served as Chief Financial Officer of Affymax, Inc., a biotechnology company. He served as a director of Apexigen, Inc. from July 2022 to August 2023 and Apexigen America, Inc. from October 2019 to August 2023. Mr. Cross received a B.S. in Business Administration from the University of California, Berkeley and is a certified public accountant (inactive).

In connection his appointment, the Company entered into an offer letter with Mr. Cross (the “Letter”) on September 19, 2023. Pursuant to the Letter, Mr. Cross’ initial annualized salary is $460,000, he will be eligible to receive a discretionary annual bonus of up to 45% of his base salary, and he will receive a sign on bonus of $100,000. His salary and bonus percentage may be adjusted in the future at the discretion of the Compensation Committee of the Company’s Board. Mr. Cross’ employment will be on an “at will” basis.

The Letter provides that Mr. Cross will be granted an option to purchase 550,000 shares of the Company’s voting common stock (the “Option”) pursuant to the Jasper Therapeutics, Inc. Amended and Restated 2022 Inducement Equity Incentive Plan (the “Plan”). The Option was an inducement material to Mr. Cross agreeing to enter into employment with the Company and Mr. Cross has not previously been an employee or director of the Company. The Compensation Committee of the Board approved the Option on September 21, 2023 and the Option was granted pursuant to the Plan on September 22, 2023. The exercise price of the Option is $0.78, the closing sales price of the Company’s voting common stock on the date of grant. The Option will vest over four years, with 25% of the total number of shares vesting on September 22, 2024 and 1/48th of the total number of shares subject to the Option vesting monthly thereafter, subject in each case to Mr. Cross’ continued service to the Company on each vesting date.

Mr. Cross does not have any family relationship with any director or executive officer of the Company and there are no related party transactions (as defined in Item 404(a) of Regulation S-K) involving the Company and Mr. Cross. Mr. Cross was not selected to serve as the Company’s Chief Financial Officer pursuant to any arrangement or understanding with any person. The Company has also entered into the Company’s standard form Indemnity Agreement with Mr. Cross. Mr. Cross will be eligible for payments and benefits under the Company’s Employee Severance Plan for Vice Presidents and Executive Committee Members (as may be amended or restated from time to time).

On September 21, 2023, in connection with the appointment of Mr. Cross as the Company’s Chief Financial Officer and Corporate Secretary and the Company’s principal financial officer and principal accounting officer, effective September 22, 2023, the Board approved the transition of Jeet Mahal, the Company’s Chief Financial Officer and Chief Operating Officer, to serve solely as the Company’s Chief Operating Officer. In connection with the transition, Mr. Mahal no longer serves as the Company’s Chief Financial Officer, Corporate Secretary, principal financial officer or principal accounting officer.

Item 8.01. Other Events.

On September 25, 2023, the Company issued a press release announcing the foregoing management changes. A copy of the press release is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release dated September 25, 2023.
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JASPER THERAPEUTICS, INC.

Date: September 25, 2023	By:	/s/ Ronald Martell
		Name:	Ronald Martell
		Title:	Chief Executive Officer

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